Bottomline Technologies Reports First Quarter Results

Increased Operating Margin Highlights Quarter

PORTSMOUTH, N.H. – October 22, 2009 – Bottomline Technologies (NASDAQ: EPAY), a leading provider of collaborative payment, invoice and document automation solutions, today reported financial results for the first quarter ended September 30, 2009.

Revenues for the first quarter were $36.6 million, an increase of $1.1 million from the first quarter of last year and $1.7 million from the fourth quarter.  Revenues for the first quarter were impacted by $1.8 million on a year over year basis as a result of lower foreign exchange rates.  Year over year revenue growth was 8% in the first quarter on a consistent currency basis.

Gross margin for the first quarter was $21.1 million, an increase of $1.7 million from the first quarter of last year and $1.3 million from the prior quarter.  Net income for the first quarter was $1.2 million, or net income per share of $0.05.

Core net income for the first quarter was $6.8 million after excluding acquisition-related expenses of $3.7 million and equity-based compensation of $1.9 million.  Core net income was more than double the $2.8 million reported in the first quarter of last year.  Core earnings per share was $0.27 as compared with $0.12 in the first quarter of last year and $0.22 in the prior quarter.

“We had a very strong first quarter across all financial metrics highlighted by the achievement of an important financial milestone,” said Rob Eberle, President and CEO of Bottomline Technologies.  “We recorded 20% core operating margin in the quarter, a major and significant increase from the 7% level recorded a year ago.  Our strong core operating income and profitability metrics demonstrate the strength of our business, viability of our model and execution against our market opportunities.  Strategically, we introduced several new products, built upon a strong pipeline and completed our acquisition of Bank of America’s electronic settlement network known as PayMode.  It was a great start to what I believe will be a strong fiscal year.”

First Quarter Customer Highlights

•	Signed multi-year contracts for Bottomline’s Software as a Service solution for legal spend management, Legal eXchange™, with three leading property and casualty insurers.

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Extended its existing relationship with Deutsche Bank, serving as the technology provider for the bank’s new outsourced payment initiative. This initiative, which leverages Bottomline’s WebSeries® platform, is the latest engagement between the company and Deutsche Bank to focus on increasing payment efficiency.

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Welcomed significant new customers such as Brenntag North America, Dedicated Computing, King Architectural Metals, Odeon Cinemas, RENOVO Services, RRI Energy, Salix Pharmaceuticals, State of Vermont Treasurer's Office, University of Arizona,  Watson Pharmaceuticals, and a leading Canadian provider of health insurance, which selected Bottomline solutions for increased efficiency, security and visibility of payment and transactional document processes.

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Strengthened existing customer relationships through orders to expand existing implementations of Bottomline solutions from organizations such as Cabot Corporation, Cisco Systems, County of Fairfax (VA), EverBank Financial, First American, Foster Farms, Investec Asset Management, the John Lewis Partnership, Scottrade, Target, Thermo Fisher Scientific, Quincaillerie Richelleu and the YMCA of Metropolitan Los Angeles.

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Expanded adoption of its solution portfolio among hospitals and healthcare organizations through new orders and expanded deployments at Baxter Healthcare, Catholic Health East, Lourdes Health Network, MCG Health, St. Elizabeth Medical Center, Singing River Hospital and Tift Regional Medical Center.

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Selected by organizations seeking to optimize their Microsoft Dynamics® AX implementations with advanced capabilities for transactional document automation, including Greenfield Industries, Fortunique, NuCal Foods, Tribune Company and Wirtz Beverage Group.

First Quarter Strategic Corporate Highlights

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Entered into a strategic relationship with Bank of America under which Bottomline acquired the market leading network for payment and invoice automation known as PayMode®.  With more than 90,000 vendors, it is one of the industry’s largest and fastest-growing payment networks and positions Bottomline as the market leader for financial supply chain automation.

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Launched Bottomline C-Series™, a new solution set offering corporate treasury and other finance executives with cost effective and feature-rich capabilities for liquidity and cash management, and Transform™, the company’s next-generation solution for automating transactional document processing.

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Received high marks for the breadth of security functionality inherent in the WebSeries Global Cash Management platform as part of an independent, third-party evaluation. The extensive assessment concluded that the platform has been designed to surpass user expectations for threat prevention within a global cash management solution.

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Bottomline’s Chief Technology Officer Eric Campbell and Director of Global Marketing Marcus Hughes were named to Global Finance magazine’s 2009 “Who’s Who in Treasury and Cash Management,” an annual list of the most influential individuals in the global cash management community.

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Launched a new solution for Faster Payments in the UK, which was used to make the industry’s first successful live, direct submission of a corporate Faster Payment into the Direct Corporate Access service.

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Introduced powerful new functionality for its WebSeries Global Cash Management platform, adding dynamic capabilities for creating highly-customizable user experiences, and providing faster and more efficient cash reporting.

Bottomline has presented supplemental non-GAAP financial measures and statements as part of this earnings release.  Core net income is a non-GAAP financial measure.  The non-GAAP financial measures and statements exclude certain items, specifically amortization of intangible assets, equity-based compensation, acquisition-related expenses, and restructuring related costs.  The presentation of this non-GAAP financial information should not be considered in isolation from, or as a substitute for, the financial results presented in accordance with GAAP. Bottomline believes that these supplemental non-GAAP financial measures are useful to investors because they allow for an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same non-GAAP financial measures and statements internally to assess the ongoing performance of the company.  Since this information is not a GAAP measurement of financial performance, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies. A reconciliation of the GAAP results to the non-GAAP results for the three month periods ended September 30, 2009 and 2008 is as follows:

	Three Months Ended September 30,
	(in thousands)
	2009	2008
GAAP net income (loss)	$1,172	$(3,849)
Amortization of intangible assets	3,306	4,436
Equity-based compensation	1,908	2,210
Acquisition-related expenses	402	35
Core net income	$6,788	$2,832

For purposes of “consistent currency basis” presentation, Bottomline has applied a conversion rate of 1.89 USD to 1.00 GBP and 0.89 USD to 1.00 AUD.

About Bottomline Technologies
Bottomline Technologies (NASDAQ: EPAY) provides collaborative payment, invoice and document automation solutions to corporations, financial institutions and banks around the world. The company’s solutions are used to streamline, automate and manage processes involving payments, invoicing, global cash management, supply chain finance and transactional documents. Organizations trust these solutions to meet their needs for cost reduction, competitive differentiation and optimization of working capital. Headquartered in the United States, Bottomline also maintains offices in Europe and Asia-Pacific. For more information, visit www.bottomline.com.

Bottomline Technologies, WebSeries, Legal eXchange, PayMode, C-Series, Transform and the BT logo are trademarks of Bottomline Technologies (de), Inc. which may be registered in certain jurisdictions. All other brand/product names are trademarks of their respective holders.

Cautionary Language
This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are competition, market demand, technological change, strategic relationships, recent acquisitions, international operations and general economic conditions. For additional discussion of factors that could impact Bottomline Technologies' financial results, refer to the Company's Annual Report on Form 10-K for the year ended June 30, 2009, on file with the SEC. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. We do not assume any obligation to update any forward-looking statements.

Media Contact:
Kevin Donovan
Bottomline Technologies
603-501-5240
kdonovan@bottomline.com

Bottomline Technologies
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2009	2008
Revenues:
Software licenses	$2,963	$3,606
Subscriptions and transactions	8,281	8,229
Service and maintenance	23,135	21,149
Equipment and supplies	2,177	2,522

Total revenues	36,556	35,506

Cost of revenues:
Software licenses	219	200
Subscriptions and transactions	3,825	4,117
Service and maintenance (1)	9,773	9,873
Equipment and supplies	1,621	1,854

Total cost of revenues	15,438	16,044

Gross profit	21,118	19,462

Operating expenses:
Sales and marketing (1)	7,883	8,638
Product development and engineering (1)	4,090	5,423
General and administrative (1)	4,290	5,172
Amortization of intangible assets	3,306	4,436

Total operating expenses	19,569	23,669

Income (loss) from operations	1,549	(4,207)

Other income, net	221	148

Income (loss) before income taxes	1,770	(4,059)
Provision (benefit) for income taxes	598	(210)

Net income (loss)	$1,172	$(3,849)

Basic net income (loss) per share	$0.05	$(0.16)
Diluted net income (loss) per share	$0.05	$(0.16)

Shares used in computing basic net income (loss) per share:	24,401	23,883
Shares used in computing diluted net income (loss) per share:	25,077	23,883

Core net income (excludes amortization of intangible assets, acquisition-related expenses and stock compensation expense):(2)
Net income	$6,788	$2,832
Diluted net income per share (3)	$0.27	$0.12

(1) Stock-based compensation is allocated as follows:
Cost of revenues: service and maintenance	$358	$260
Sales and marketing	649	696
Product development and engineering	204	202
General and administrative	697	1,052
	$1,908	$2,210
(2)            Core net income excludes charges for amortization of intangible assets of $3,306 and $4,436, acquisition-related expenses of $402 and $35, and stock compensation expense of $1,908 and $2,210, for the three months ended September 30, 2009 and 2008, respectively.

(3) Shares used in computing diluted core net income per share were 25,077 and 24,300 for the three months ended September 30, 2009 and 2008, respectively.

 Bottomline Technologies
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	June 30,
	2009	2009

Assets
Current assets:
Cash, cash equivalents and short-term investments	$38,299	$50,303
Accounts receivable	21,588	23,118
Other current assets	7,380	5,531

Total current assets	67,267	78,952

Property and equipment, net	15,403	10,106
Intangible assets, net	106,614	89,589
Other assets	5,187	4,504

Total assets	$194,471	$183,151

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,105	$5,955
Accrued expenses	8,092	9,290
Deferred revenue	30,493	33,029

Total current liabilities	44,690	48,274

Deferred revenue, non-current	10,559	10,213
Deferred income taxes	2,099	2,263
Other liabilities	2,148	1,852

Total liabilities	59,496	62,602

Stockholders' equity
Common stock	27	27
Additional paid-in-capital	300,543	287,082
Accumulated other comprehensive loss	(5,931)	(4,920)
Treasury stock	(23,556)	(24,360)
Accumulated deficit	(136,108)	(137,280)

Total stockholders' equity	134,975	120,549

Total liabilities and stockholders' equity	$194,471	$183,151

Non-GAAP Financial Statements

Bottomline has presented supplemental non-GAAP statements of operations as part of this earnings release. Core income, which excludes certain items, specifically amortization of intangible assets, stock-based compensation, acquisition-related expenses, and restructuring costs is a non-GAAP financial measure.  The presentation of this information should not be considered in isolation from, or as a substitute for, our financial results presented in accordance with GAAP. Bottomline believes this supplemental presentation is useful to investors because it provides an evaluation of the company with a focus on the performance of its core operations. Bottomline’s executive management team uses these same financial statements internally to assess the ongoing performance of the company. Since this information is not in accordance with GAAP, there are material limitations to its usefulness on a stand-alone basis, including the lack of comparability of this presentation to the GAAP financial results of other companies.  All amounts are in thousands, except per share amounts.

	Non-GAAP
	Three Months Ended
	September 30,
	2009	2008
Revenues:
Software licenses	$2,963	$3,606
Subscriptions and transactions	8,281	8,229
Service and maintenance	23,135	21,149
Equipment and supplies	2,177	2,522

Total revenues	36,556	35,506

Cost of revenues:
Software licenses	219	200
Subscriptions and transactions	3,793	4,117
Service and maintenance	9,415	9,612
Equipment and supplies	1,621	1,854

Total cost of revenues	15,048	15,783

Gross profit	21,508	19,723

Operating expenses:
Sales and marketing	7,189	7,942
Product development and engineering	3,886	5,221
General and administrative	3,268	4,086

Total operating expenses	14,343	17,249

Core income from operations	7,165	2,474

Other income, net	221	148

Core income before income taxes	7,386	2,622
Provision (benefit) for income taxes	598	(210)

Core net income	$6,788	$2,832

Diluted core net income per share	$0.27	$0.12